Exhibit 10.42

SECOND AMENDMENT TO MASTER LEASE

THIS SECOND AMENDMENT TO MASTER LEASE (“Second Amendment”) is made on Sept. 17, 2001, by the City of Boonville, Missouri, a Missouri third class city (the “City”), and IOC – Boonville, Inc., formerly known as Davis Gaming Boonville, Inc., a Nevada corporation (“Tenant”).

The City and the Tenant entered into a Master Lease dated , July 18, 1997, which was amended by the amendment to the Master Lease dated April 19, 1999 (the First Amendment and the Master Lease, as amended by the First Amendment, shall be referred to as the “Master Lease”).

Attached to the Master Lease as Exhibit B is the legal description of the Project Site, as that term is defined in the Master Lease, as of the date of the Master Lease. The Master Lease contains a provision providing that “As additional parcels become part of the Project Site, the legal description of such parcels will be added to Exhibit B.”

The Tenant and the City wish to add certain parcels (legally described on Exhibit A attached hereto) to Exhibit B and the City and the Tenant wish to set forth in this Second Amendment the terms and conditions for adding these parcels.

NOW, THEREFORE, for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the City and the Tenant agree as follows:

1.   The land described on Exhibit A is added to the Project Site.

2.   The Master Lease is further amended by deleting the attached “Exhibit B” that was provided pursuant to the First Amendment and substituting therefor the Second Revised Exhibit B which is attached to this Amendment (“Second Revised Exhibit B”). From and after the date of the Second Amendment, the term “Project Site” as used throughout the Master Lease shall be deemed to mean that real property described in the Second Revised Exhibit B.

3.   The Master Lease is further amended by adding section 16.2.8, which shall state: “The Real Property described in paragraphs 44 and 45 of Exhibit A (“Remediation Sites”) has been subject to remediation and, as evidenced by a Certificate of Completion issued by the Missouri Department of Natural Resources (“MDNR”) and a letter dated March 20, 2001, from MDNR (“MDNR Documents”), no additional investigation and remedial action is Currently required.”

4.   The Tenant represents and warrants that, to the best of Tenant’s knowledge based upon the MDNR Documents all necessary remediation has been accomplished with respect to the Remediation Sites, that all of the costs of MDNR incurred in the oversight of the remediation (referenced in the letter of MDNR, dated June 21, 2001, to the Tenant) have been paid in full and that, to the best of Tenant’s knowledge based upon the MDNR Documents, no Hazardous Materials (as that term is defined in the Master Lease) are present on the Remediation Sites. The Tenant reaffirms that it will fulfill all of the terms and conditions of the Master Lease with respect to the Remediation Sites including, but not limited to, Section 9.2 of the Master Lease.

5.             The parties shall execute, deliver and record, at the Tenant’s expense, an Amended and Restated Memorandum of Lease reflecting the amendments made pursuant to this Second Amendment.

6.             Except as herein provided, the provisions of the Master Lease shall remain unchanged and in full force and effect.

EXECUTED as of the date first above written.

“THE CITY”

THE CITY OF BOONVILLE, MISSOURI
[SEAL]

ATTEST:	By:	/s/ Bernard Kempf
Bernard Kempf, Mayor

[Illegible]
City Clerk

APPROVED AS TO FORM AND LEGALITY

[Illegible]
City Counselor
“TENANT”

IOC – BOONVILLE INC.

	By:	/s/ John M. Gallaway
John M. Gallaway, President